Exhibit 4.1

Execution Version

FIRST SUPPLEMENTAL INDENTURE

First Supplemental Indenture (this “Supplemental Indenture”), dated as of November 1, 2021, among each of the entities listed on Exhibit A attached hereto (collectively, the “Guaranteeing Subsidiaries,” and each a “Guaranteeing Subsidiary”), each a subsidiary of Civitas Resources, Inc. (f/k/a Bonanza Creek Energy, Inc.), a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and Computershare Trust Company, N.A., as successor trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of October 13, 2021, providing for the issuance of 5.000% Senior Notes due October 15, 2026 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances a Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Guaranteeing Subsidiary shall unconditionally Guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture without the consent of Holders of the Notes.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries, the other Guarantors, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. Each Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

3. NO RECOURSE AGAINST OTHERS. No director, manager, officer, member, employee, incorporator or unitholder or other owner of Capital Stock of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

4. NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture, and each party hereto may sign any number of separate copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

6. EFFECT OF HEADINGS. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries, the other Guarantors and the Company.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

COMPANY:

CIVITAS RESOURCES, INC.,

By:	/s/ Cyrus D. Marter IV
Name: Cyrus D. Marter IV
Title: General Counsel and Secretary

[Signature page to First Supplemental Indenture]

GUARANTEEING SUBSIDIARIES:

EXTRACTION OIL & GAS, INC.
RAPTOR CONDOR MERGER SUB 2, LLC
CRESTONE PEAK RESOURCES GP INC.
CRESTONE PEAK RESOURCES LP
CRESTONE PEAK RESOURCES LLC
CRESTONE PEAK RESOURCES HOLDINGS LLC
CRESTONE PEAK RESOURCES OPERATING LLC
CRESTONE PEAK RESOURCES MIDSTREAM LLC
CRESTONE PEAK RESOURCES ACQUISITION COMPANY I LLC
COLLEGIATE HOLDINGS LLC
CRESTONE PEAK RESOURCES WATKINS MIDSTREAM LLC
CRESTONE PEAK RESOURCES WATKINS HOLDINGS LLC 8 NORTH, LLC 7N, LLC
TABLE MOUNTAIN RESOURCES, LLC
NORTHWEST CORRIDOR HOLDINGS, LLC
XTR MIDSTREAM, LLC
EXTRACTION FINANCE CORP.
AXIS EXPLORATION, LLC
XOG SERVICES, LLC
MOUNTAINTOP MINERALS, LLC

By:	/s/ Cyrus D. Marter IV
Name: Cyrus D. Marter IV
Title: President and Secretary

[Signature page to First Supplemental Indenture]

EXISTING GUARANTORS:

BONANZA CREEK ENERGY OPERATING COMPANY, LLC

By: Civitas Resources, Inc., as sole member

By:	/s/ Cyrus D. Marter IV
Name: Cyrus D. Marter IV
Title: General Counsel and Secretary

HIGHPOINT RESOURCES CORPORATION

By: Civitas Resources, Inc., as sole stockholder

By:	/s/ Cyrus D. Marter IV
Name: Cyrus D. Marter IV
Title: General Counsel and Secretary

ROCKY MOUNTAIN INFRASTRUCTURE, LLC
HOLMES EASTERN COMPANY, LLC

By: Bonanza Creek Energy Operating Company, as sole member

By: Civitas Resources, Inc., as sole member

By:	/s/ Cyrus D. Marter IV
Name: Cyrus D. Marter IV
Title: General Counsel and Secretary

[Signature page to First Supplemental Indenture]

HIGHPOINT OPERATING CORPORATION

By: Highpoint Resources Corporation, as sole stockholder

By: Civitas Resources, Inc., as sole stockholder

By:	/s/ Cyrus D. Marter IV
Name: Cyrus D. Marter IV
Title: General Counsel and Secretary

FIFTH POCKET PRODUCTION, LLC

By: Highpoint Operating Corporation, as sole member

By: Highpoint Resources Corporation, as sole stockholder

By: Civitas Resources, Inc., as sole stockholder

By:	/s/ Cyrus D. Marter IV
Name: Cyrus D. Marter IV
Title: General Counsel and Secretary

[Signature page to First Supplemental Indenture]

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:	/s/ Karla D. Sjostrom
Name: Karla D. Sjostrom
Title: Vice President

[Signature page to First Supplemental Indenture]

EXHIBIT A

Additional Guarantors

1.	Crestone Peak Resources GP Inc., a Delaware corporation
2.	Crestone Peak Resources LP, a Delaware limited partnership
3.	Crestone Peak Resources LLC, a Delaware limited liability company
4.	Crestone Peak Resources Holdings LLC, a Delaware limited liability company
5.	Crestone Peak Resources Operating LLC, a Delaware limited liability company
6.	Crestone Peak Resources Midstream LLC, a Delaware limited liability company
7.	Crestone Peak Resources Acquisition Company I LLC, a Delaware limited liability company
8.	Collegiate Holdings LLC, a Delaware limited liability company
9.	Crestone Peak Resources Watkins Midstream LLC, a Delaware limited liability company
10.	Crestone Peak Resources Watkins Holdings LLC, a Delaware limited liability company
11.	8 North, LLC, a Delaware limited liability company
12.	7N, LLC, a Delaware limited liability company
13.	Table Mountain Resources, LLC, a Delaware limited liability company
14.	Northwest Corridor Holdings, LLC, a Delaware limited liability company
15.	XTR Midstream, LLC, a Delaware limited liability company
16.	Extraction Finance Corp., a Delaware corporation
17.	Axis Exploration, LLC, a Delaware limited liability company
18.	XOG Services, LLC, a Delaware limited liability company
19.	Mountaintop Minerals, LLC, a Delaware limited liability company
20.	Extraction Oil & Gas, Inc., a Delaware corporation
21.	Raptor Condor Merger Sub 2, LLC, a Delaware limited liability company

[Exhibit A to First Supplemental Indenture - Additional Guarantors]